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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 25, 2001


                               AT HOME CORPORATION
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           (Exact name of the Registrant as specified in its charter)


                                    Delaware
              -----------------------------------------------------
                 (State or other jurisdiction of incorporation)


       000-22697                                         77-0408542
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(Commission File Number)                       (IRS Employer Identification No.)


450 Broadway Street, Redwood City, California                      94063
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  (Address of principal executive offices)                       (Zip code)


                                 (650) 556-5000
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                       (The Registrant's telephone number)


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          (Former name or former address, if changed since last report)

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ITEM 3:    BANKRUPTCY OR RECEIVERSHIP.

     On September 28, 2001, At Home Corporation ("Excite@Home" or the "Registrant") and certain of its subsidiaries filed a voluntary petition for reorganization relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of California, Case # 01-32495 SFC11. Also on September 28, 2001, Excite@Home entered into an agreement to sell its broadband internet access business to AT&T Corp. ("AT&T"), as described below, and Excite@Home has filed a motion with the bankruptcy court to approve this transaction pursuant to Section 363 of Chapter 11 of the United States Bankruptcy Code. Excite@Home will continue to operate the broadband internet access business pending closing of the sale. The existing officers and directors of Excite@Home will continue to oversee operation of the business as a debtor in possession, pursuant to Section 1107 and 1108 of the United States Bankruptcy Code, and subject to the requirements of the United States Bankruptcy Code, which include court approval of matters outside the ordinary course of business.

ITEM 5:    OTHER EVENTS.

     On September 25, 2001, Excite@Home announced that it intends to close MatchLogic, the company's interactive marketing services subsidiary, by the end of 2001, and that effective immediately it was discontinuing some of the services offered by the Excite.com portal. The Excite.com portal will continue to offer its core applications and content, and support for the @Home 2000 service will also continue. The company also announced that, in conjunction with these actions, it will downsize its workforce by approximately 500 employees over the next three months.

     On September 28, 2001, Excite@Home and certain of its subsidiaries entered into an Asset Purchase Agreement with AT&T to sell essentially all of the assets related to Excite@Home's broadband internet access business, and in particular assets related to the company's @Home and @Work operations in the United States and Canada, to AT&T for $307 million. The purchase price is payable 90% in cash upon closing, and 10% by promissory note payable no more than one year after the closing. The board of directors of Excite@Home, by a unanimous vote of the directors who are not affiliated with AT&T, approved the Asset Purchase Agreement and the transactions contemplated by the agreement. Excite@Home has agreed to continue to operate the broadband internet access business in accordance with criteria set forth in the agreement, and the agreement provides for indemnification for breach of any representations, warranties or covenants. The closing of the asset sale is subject to the emergence of higher and better offers, timely approval by the bankruptcy court, and satisfaction of other conditions set forth in the Asset Purchase Agreement. The foregoing description is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is incorporated by reference as an exhibit to this report.

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ITEM 7:    FINANCIAL STATEMENTS AND EXHIBITS.

           (c)      Exhibits.
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Exhibit No.       Description of Exhibit
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   2.1            Asset Purchase Agreement, dated September 28, 2001, by and among Excite@Home, certain subsidiaries of Excite@Home and AT&T Corp. (incorporated by reference to Exhibit 1 to the Schedule 13D/A filed by AT&T with the Commission on October 4,
                  2001).

  99.1            Press Release issued by Excite@Home on September 25, 2001.

  99.2            Press Release issued by Excite@Home on September 28, 2001.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 12, 2001                  AT HOME CORPORATION


                                         By: /s/ DAN BRUSH
                                             -----------------------------------
                                             Dan Brush
                                             Vice President and
                                             Acting General Counsel

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                                  EXHIBIT INDEX

Exhibit No.       Description of Exhibit
-----------       ----------------------

   2.1 Asset Purchase Agreement, dated September 28, 2001, by and among Excite@Home, certain subsidiaries of Excite@Home and AT&T Corp. (incorporated by reference to Exhibit 1 to the Schedule 13D/A filed by AT&T with the Commission on October 4,
                  2001).

  99.1            Press Release issued by Excite@Home on September 25, 2001.

  99.2            Press Release issued by Excite@Home on September 28, 2001.